Exhibit 24(a)

POWER OF ATTORNEY OF RANDY L. PEARCE

I, Randy L. Pearce, hereby authorize and appoint David R. Jaffe and Armand Correia, and each of them, with full power of substitution, to execute in my name and on my behalf any amendment or any post-effective amendment to the Registration Statement on Form S-1 (Registration No. 333-124512), and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

/s/ Randy L. Pearce
Randy L. Pearce